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                                                                     EXHIBIT 5.1

                [MORSE, ZELNICK, ROSE & LANDER, LLP LETTERHEAD]


                                                                  (212) 838-1177

                                December__, 1999

AdStar.com,Inc.
4553 Glencoe Avenue, Suite 325
Marina del Rey
California 90292

Dear Sirs:

We have acted as counsel to AdStar.com,Inc., a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by (a) the Company of (i) 1,000,000 Units, each Unit consisting of one share of Common Stock and one Warrant to purchase a share of Common Stock (the "Warrants")(and the offering of an additional 150,000 Units if the over-allotment option is exercised); (ii) 1,000,000 shares of Common Stock included in the Units (and an additional 150,000 shares if the over-allotment Option is exercised), (iii) 1,000,000 Warrants included in the Units (and an additional 150,000 Warrants if the over-allotment option is exercised),
(iv) 1,000,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units (and an additional 150,000 shares if the over-allotment option is exercised), (v) an option (the "Underwriter's Option) to purchase 100,000 Units, (vi) 100,000 Units issuable on exercise of the Underwriter's Option, (vii) 100,000 shares of Common Stock included in the Units underlying the Underwriter's Option, (viii) 100,000 Warrants included in Units underlying Underwriter's Option, (ix) 100,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units underlying the Underwriter's Option, and any and all amendments to the Registration Statement, and any Registration Statements for any additional Units, shares of Common Stock, Warrants, Common Stock underlying the Units, Warrants underlying the Units, Common Stock underlying the Warrants, Underwriter's Option, Units underlying the Underwriter's Option, Common Stock underlying such Units, Warrants underlying such Units and Common Stock underlying such Warrants, pursuant to Rule 462(b) of the Act.
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AdStar.com, Inc.
December __, 1999
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     In this regard, we have reviewed the Certificate of Incorporation of the
Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Warrants and the Underwriter's Option, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

     Each Unit, each share of Common Stock included in the Units being offered, each Warrant included in the Units being offered, each share of Common Stock underlying such Warrants, (and as for any over-allotment option each Unit issued upon the exercise of such option, share of Common Stock included in such Units, each Warrant included in the Units being offered, and each share of Common Stock underlying such Warrants) the Underwriter's Option, the Units issuable upon exercise of the Underwriter's option, the Common Stock underlying those Units, the Warrants underlying those Units, and the Common Stock underlying those Warrants being offered pursuant to the Registration Statement and all amendments thereto and any Registration Statements pursuant to Rule 462(b) of the Act for additional Units, shares of Common Stock underlying such Units, Warrants underlying such Units, shares of Common Stock underlying such Warrants, the Underwriter's Option, the Units issuable upon the exercise of such option, the Common Stock underlying those Units, the Warrants underlying those Units, and the Common Stock underlying those Warrants have been duly and validly authorized for issuance and when issued as contemplated by the Registration Statement or upon exercise of the Warrants or the Underwriter's Option, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to Rule 462(b) of the Act for any additional Units, shares of Common Stock, Warrants, shares of Common Stock underlying the Warrants and Underwriter's Option (including the Units issuable upon the exercise of the Underwriter's Option, the Common Stock underlying these Units, the Warrants underlying these Units and the shares of Common Stock underlying these Warrants). In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Members of this firm or their affiliates own an aggregate of 148,268 shares of Common Stock of the Company.


                                    Very truly yours,



                                    MORSE, ZELNICK, ROSE & LANDER, LLP